UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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SAMSON OIL & GAS LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SAMSON OIL & GAS LIMITED
(ABN 25 009 069 005)

CIRCULAR TO SHAREHOLDERS

INCLUDING

NOTICE OF ANNUAL GENERAL MEETING
EXPLANATORY MEMORANDUM PROXY FORM

Date of Meeting
Tuesday, 29 November 2011

Time of Meeting
10.00am
(Australian Western Standard Time)

Place of Meeting
Level 8, Conference Room, Exchange Plaza
2 The Esplanade
Perth, WA 6000

These documents should be read in their entirety. If shareholders are in doubt as to how they should vote, they should seek advice from their accountant, solicitor or other professional adviser prior to voting

SAMSON OIL & GAS LIMITED
Notice of Annual General Meeting 2011

SAMSON OIL & GAS LIMITED
(ABN 25 009 069 005)

NOTICE OF ANNUAL GENERAL MEETING

NOTICE IS HEREBY GIVEN that the annual general meeting of Samson Oil & Gas Limited will be held at Level 8, Conference Room, Exchange Plaza, 2 The Esplanade, Perth, Western Australia 6000 on Tuesday, 29 November 2011 at 10.00am (Perth, Western Australia time).

AGENDA

ORDINARY BUSINESS

FINANCIAL STATEMENTS

To receive, consider and discuss the Company’s financial statements for the year ended 30 June 2011 and the reports of the directors and auditors on those statements.

RESOLUTION 1- RE-ELECTION OF DIRECTOR

In accordance with Rule 3.6 of the Company's constitution, Dr Victor Rudenno retires by rotation and, being eligible, offers himself for re-election.

RESOLUTION 2- RE-ELECTION OF DIRECTOR

In accordance with Rule 3.3 of the Company's constitution, Dr DeAnn Craig retires and being eligible, offers herself for re-election.

RESOLUTION 3 – ADOPTION OF REMUNERATION REPORT

To consider, and if thought fit to pass, the following resolution as an ordinary resolution:

“That, for the purposes of section 250R(2) of the Corporations Act 2001 and for all other purposes, the Remuneration Report contained in the 2011 Annual Report which accompanied the notice convening this meeting be adopted by shareholders”.

Note:

In accordance with section 250R(2) of the Corporations Act 2001, this resolution is advisory only and does not bind the Directors or the Company.

RESOLUTION 4 – ISSUE OF OPTIONS TO D. CRAIG

To consider, and if thought fit to pass, the following resolution as an ordinary resolution:

“That for the purposes of ASX Listing Rule 10.11, section 208 of the Corporations Act 2001 and all other purposes and subject to the passing of resolution 2 set out in the notice convening this meeting, this meeting approves the issue of 4,000,000 options to subscribe for shares in the Company to Dr D Craig, a director of the Company (or her nominee), such options to be issued on the terms and conditions set out in Annexure “A” to the explanatory memorandum which accompanied the notice convening this meeting:

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SAMSON OIL & GAS LIMITED
Notice of Annual General Meeting 2011

Note:

(a)	The options referred to in resolution 4 will be issued within one month after the date of the annual general meeting.

(b)	The options will be issued free of charge and no funds will be raised from the issue.

(c)
In accordance with Listing Rule 10.13.6 and section 224 of the Corporations Act 2001, any votes cast on resolution 4 (other than (i) by a person as proxy for a member who is entitled to vote, in accordance with the directions on the relevant proxy form or (ii) by the Chairman of the meeting as an undirected proxy for a member who is entitled to vote) by Dr Craig, any of her nominees or any of her associates, will be disregarded.

The following additional matters are being put to a vote of shareholders for US regulatory purposes only.

ADVISORY VOTE A – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the requirements of the U.S. Securities Exchange Act of 1934, the compensation paid to the Company’s “named executive officers”, as disclosed in the Annexure "B" to the explanatory memorandum that accompanied the notice convening this meeting, is hereby submitted to an advisory vote of shareholders.

Note:

In accordance with Section 14A of the U.S. Securities Exchange Act of 1934, this resolution is advisory only and does not bind the Directors of the Company.

ADVISORY VOTE B – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with the requirements of the U.S. Securities Exchange Act of 1934, the frequency of the required advisory vote on the compensation paid to the Company's “named executive officers”, which vote must be taken every one year, every two years or every three years, as the shareholders elect, is hereby submitted to an advisory vote of shareholders.

Note:

In accordance with Section 14A of the U.S. Securities Exchange Act of 1934, this resolution is advisory only and does not bind the Directors or the Company.

PROXIES

In accordance with section 249L of the Corporations Act 2001, members are advised that:

•	each member has a right to appoint a proxy;
•	the proxy need not be a member of the Company;
•
a member who is entitled to cast two or more votes may appoint two proxies and may specify the proportion or number of votes each proxy is appointed to exercise. If no proportion or number is specified, then in accordance with section 249X(3) of the Corporations Act 2001, each proxy may exercise one-half of the votes.

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SAMSON OIL & GAS LIMITED
Notice of Annual General Meeting 2011

In accordance with section 250BA of the Corporations Act 2001, the Company specifies the following information for the purposes of receipt of proxy appointments:

Registered Office:	Level 36, Exchange Plaza
2 The Esplanade
Perth WA 6000

Facsimile Number: (08) 9220 9820 (international number: +61 8 9220 9820)

Postal Address: PO Box 7654, Cloisters Square, Perth, WA 6850

Each member entitled to vote at the general meeting has the right to appoint a proxy to attend and vote at the meeting on his behalf. The member may specify the way in which the proxy is to vote on each resolution or may allow the proxy to vote at his discretion. The instrument appointing the proxy must be received by the Company at the address specified above at least 48 hours before the time notified for the meeting (proxy forms can be lodged by facsimile).

In accordance with regulation 7.11.38 of the Corporations Regulations 2001, the Company determines that shares held as at 10.00am on 27 November 2011 will be taken, for the purposes of the general meeting, to be held by the persons who held them at that time.

By Order of the Board

D I Rakich
Company Secretary
20 October 2011

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SAMSON OIL & GAS LIMITED
Notice of Annual General Meeting 2011

SAMSON OIL & GAS LIMITED (ABN 25 009 069 005)

EXPLANATORY MEMORANDUM TO SHAREHOLDERS

1.	INTRODUCTION

This Explanatory Memorandum has been prepared for the information of shareholders of Samson Oil & Gas Limited in connection with the business to be transacted at the annual general meeting of the Company to be held on Tuesday, 29 November 2011.

At that meeting, shareholders will be asked to consider resolutions:

• re-electing a director who retires by rotation;
• re-electing a director appointed since the last Annual General Meeting;
• adopting the remuneration report; and
• approving an issue of options to a director of the Company.

The purpose of this Explanatory Memorandum is to provide information that the Board believes to be material to shareholders in deciding whether or not to pass those resolutions. The Explanatory Memorandum explains the resolutions and identifies the Board’s reasons for putting them to shareholders. It should be read in conjunction with the accompanying Notice of Meeting.

2.	GLOSSARY

The following terms and abbreviations used in this Explanatory Memorandum have the following meanings:

Act or Corporations Act	Corporations Act 2001 (Cth.)

AGM or General Meeting	The annual general meeting of the Company to be held on 29 November 2011

ASIC	Australian Securities and Investments Commission

ASX	ASX Limited (ACN 008 624 691)

ASX Listing Rules or Listing Rules	The Official Listing Rules of the ASX, as amended from time to time

Board	The board of directors of the Company

Director	A director of the Company

Grant Date	The date the option is issued, being within one month after the date of the AGM

Notice of Meeting	The notice convening the General Meeting which accompanies this Explanatory Memorandum

Samson or Company	Samson Oil & Gas Limited (ABN 25 009 069 005)

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Notice of Annual General Meeting 2011

Samson Options or Options	Options to subscribe for Samson Shares to be issued on the terms and conditions set out in Annexure “A” to this Exploratory Memorandum

Samson Shares or Shares	Fully paid ordinary shares in the Company

3.	RESOLUTION 1 – RE-ELECTION OF DR VICTOR RUDENNO AS A DIRECTOR

In accordance with ASX Listing Rule 14.4 and pursuant to Rule 3.6(a) of the Constitution, at each annual general meeting, one-third of the Directors (excluding the Managing Director) must retire from office. Each Director is entitled to offer himself for re-election as a Director at the annual general meeting which coincides with his retirement.

Dr Rudenno will retire by rotation in accordance with the requirements of the Company’s Constitution at the annual general meeting. As Dr Rudenno is entitled and eligible for re-election, he seeks re-election as a Director of the Company at the AGM. Dr. Rudenno was appointed a director of the Company on 11 April 2007.

In 1984 Dr Rudenno joined the stockbroking industry as a mining analyst working for firms such as James Capel, DBSM and Prudential Bache. In 1995, he moved to the corporate side of investment banking and worked for a number of leading firms, including Macintosh Corporate, Deutsche Bank, Hartley Poynton and CIBC.

In 2000 Dr Rudenno co-founded Equity Capital Markets Ltd, an investment bank specialising in corporate advice and capital raisings which in 2005 merged with Interfinancial, where he is currently a Director. He is a Senior Fellow of the Financial Services Institute of Australasia (Finsia) and a Member of the Australasian Institute of Mining and Metallurgy. Dr. Rudenno holds a Bachelor of Mining Engineering degree, a Master of Commerce degree, and a Doctor of Philosophy for his thesis on Mining Economics. During his academic career he lectured both at the University of New South Wales and the University of Sydney predominantly on mining economics, geostatistics, operations research and minerals processing.

4.	RESOLUTION 2 – RE-ELECTION OF DR DEANN CRAIG AS A DIRECTOR

In accordance with ASX Listing Rule 14.4 and pursuant to Rule 3.3 of the Constitution, any director appointed by the Board during the year automatically retires at the next annual general meeting and is entitled to offer himself/herself for re-election at that general meeting.

Dr DeAnn Craig will retire in accordance with the requirements of the Company’s constitution at the AGM. As Dr Craig is entitled and eligible for re-election, she seeks re- election as a director of the Company at the AGM.

Dr Craig was appointed a director of the Company on 10 July 2011. Dr Craig brings to the Samson Board a wealth of experience from an exemplary career in the energy industry. During her career Dr. Craig has been a drilling engineer, a reservoir engineer responsible for reserves determination and property valuation, and progressed to senior management in several companies, including Phillips Petroleum, now ConocoPhillips, and CNX Gas. Dr Craig is currently a consultant within the oil and gas industry. Dr Craig is a graduate of the Colorado School of Mines, from which she holds several degrees, including a BSc in Chemical and Petroleum Refining Engineering and a BSc in Mineral Engineering Chemistry. She has also earned an MSc in Mineral Economics, a Masters in international Political Economy of Resources and a Ph.D. Dr Craig is a registered, professional engineer in the state of Colorado.

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SAMSON OIL & GAS LIMITED
Notice of Annual General Meeting 2011

Dr Craig also holds an MBA from Regis University and currently serves on the Colorado Oil and Gas Conservation Commission, which regulates the exploration and production of oil and gas resources in Colorado, including the protection of mineral owners’ rights, the prevention of waste, and the prevention and mitigation of adverse environmental impacts. She is also an Adjunct Professor at the Colorado School of Mines where she teaches a graduate course on economic uncertainty and property valuation.

Dr Craig is a past President of the Society of Petroleum Engineers, currently serves as President of the American Institute of Mining, Metallurgical, and Petroleum Engineers, and has held numerous honorary positions on industry bodies as well as being a past member of the Board of Trustees of the Colorado School of Mines.

5.	RESOLUTION 3 – ADOPTION OF REMUNERATION REPORT

The Corporations Act includes disclosure requirements for companies whose shares are quoted on the ASX by requiring that the directors of the company include a remuneration report in the Company’s annual report. The Corporations Act also requires that the directors put a resolution to shareholders each year that the remuneration report be adopted.

The remuneration report is set out within the Company’s Annual Report.

The Remuneration Report:

•	outlines the Board’s policy for determining the nature and amount of remuneration for directors and executives of the Company;
•	discusses the relationship between the Board’s remuneration policy and the Company’s performance;
•	details and explains any performance condition applicable to the remuneration of a director or executive;
•	details the remuneration of each director (including options) and executive of the Company for the year; and
•
summarises the terms of any contract under which any director or executive is engaged, including the period of notice require to terminate the contract and any termination payments provided for under the contract.

The vote on the resolution is advisory only and does not bind the Directors or the Company, nor does it affect the remuneration already paid or payable to the Directors or the executives. The Company will not be required to alter any arrangements described in the Remuneration Report should the resolution not be passed. However, the Board will take the outcome of the resolution into account when considering future remuneration policy.

Section 250R(4) of the Corporations Act prohibits any votes on this resolution being cast by senior executives (or their associates) whose remuneration details are disclosed in the report. This prohibition extends to undirected proxy votes to be cast by the Chairman. In this regard, you should specifically note that if you indicate on the Proxy Form that you do not wish to specify how your proxy should vote on resolution 3, you will be deemed to have expressly directed the Chairman to cast your votes in favour of resolution 3. If you wish to appoint the Chairman as your proxy but do NOT want your votes to be cast in favour of Resolution 3, you must indicate your voting intention by marking either 'against' or 'abstain' against resolution 3 in the Proxy Form.

6.	RESOLUTION 4 – ISSUE OF OPTIONS TO A DIRECTOR

The purpose of the issue of Options contemplated by resolution 4, is to provide Dr Craig with an additional incentive to work for the benefit of the Company and its shareholders.

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SAMSON OIL & GAS LIMITED
Notice of Annual General Meeting 2011

The Options form part of Dr Craig’s remuneration package which, in addition to the Options, is directors fees of $60,000 per annum.

The Company is cognisant of the ASX Principles of Good Corporate Governance and Best Practice Recommendations, which recommend against the issue of options to non- executive directors. However, the Board considers the grant of the Options pursuant to resolution 4 to be reasonable in the circumstances given the Company's size and stage of development and the necessity to attract and retain the highest calibre of professionals to the role.

Each Option is exercisable at a price of A$0.155 each and expires on 31 October 2015.

The number, exercise price and other terms of the Options to be issued to Dr Craig have been arrived at by assessing the value of the remuneration packages that would be necessary and appropriate to provide in order to retain and motivate directors of her calibre and, particularly given the competitive nature of the current market for senior oil and gas executives.

The Options will be issued on the terms set out in Annexure “A” to this Explanatory Memorandum, and subject to the passing of resolutions 2 and 4.

The Options are being issued for no consideration and consequently no funds will be raised by the issue. A total of $620,000 in additional share capital would be raised if the Options were exercised in full.

Listing Rule 10.11

Listing Rule 10.11 provides that a company must not issue or agree to issue securities to a related party without first obtaining the approval of shareholders by ordinary resolution. As resolution 4 relates to the issue of securities to a director of the Company, shareholder approval must be obtained.

In accordance with Listing Rule 10.13, the following information is provided to shareholders:

(a)	The Options will be issued to Dr DeAnn Craig.

(b)	The total number of Options to be issued under resolution 4 is 4,000,000.

(c)	The Options will be issued on the terms set out in Annexure "A" to this Explanatory
Memorandum.

(d)	The Options will be issued as soon as practicable after the AGM but in any event not later than one month after the AGM.

(e)	The Options will be granted for nil consideration and no funds will be raised by their issue.

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SAMSON OIL & GAS LIMITED
Notice of Annual General Meeting 2011

Section 208 of the Corporations Act

Shareholder approval is required under section 208 of the Corporations Act for the Company to give a financial benefit to a related party. A director is a “related party” of the Company for this purpose, whilst the issue of the Samson Options to Dr Craig constitutes a “financial benefit”.

The following information is provided to shareholders in accordance with section 219 of the Act to enable them to access whether or not it is in the Company’s interests to pass resolution 4.

(a)
The person to whom the resolution would permit a financial benefit to be given is Dr D Craig who is a director of the Company and a related party of the Company by virtue of section 228(2)(a) of the Act.

(b)	The nature of the financial benefit to be given is the issue of the Options referred to in resolution 4.

(c)
Based on a Binomial Option Pricing Model valuation method, the Company estimates that, as at 3 October 2011, the Options had a value per option of $0.07193, giving a total value of $287,720 for the Options to be issued to Dr Craig.

The key assumptions used in arriving at the valuation were:
Exercise price	:	15.5 cents
Expiry date	:	31 October 2015
Volatility factor	:	85.68%
Share price	:	12 cents
Risk-free interest rate	:	5.25%
Dividend yield	:	-

(d)
Over the last 12 months, the highest recorded sale price of Samson Shares in trading on the ASX was A$0.225 (on 08/03/2011, and the lowest recorded sale price was A$0.054 (on 01/11/2010). The last recorded sale price of Samson Shares before lodgement of this Explanatory Memorandum with ASIC was A$0.12.

(e)	The directors have relevant interests in Samson Shares and Options as follows:

	Samson	Options Ex.	Options Ex.	Options Ex.
Name of Director	Shares	20 cents	8 cents	1.5 cents

T. Barr	10,026,142	-	10,000,000	512,960

V. Rudenno	4,236,502	500,000	6,000,000	300,000

K. Skipper	736,502	500,000	6,000,000	-

D. Craig	-	-	-	-

(f)
If all of the Samson Options to be issued pursuant to resolution 4 were to be exercised, existing shareholders’ interest in the Company would be diluted by approximately 0.22%, assuming no other Shares were issued (including by way of exercise of existing options prior to the exercise of those Options).

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SAMSON OIL & GAS LIMITED
Notice of Annual General Meeting 2011

(g)	Dr Craig has a personal interest in the outcome of resolution 4 and accordingly does not wish to make a recommendation to shareholders about that resolution.

(h)	Each of the other Directors (being Dr V Rudenno, Mr T Barr and Mr K Skipper) recommends that shareholders pass resolution 4 for the reasons described in Section 6 of the Explanatory Memorandum.

(i)
There is no other information known to the directors of the Company that is reasonably required by shareholders in order to make a decision whether or not it is in the Company’s interests to pass resolution 4.

7.	ADVISORY VOTES A AND B

These advisory votes are being put to shareholders for US regulatory purposes only and are not a requirement of either the Corporations Act or the ASX Listing Rules.  An explanation of these resolutions is set out in Annexure "B".

8.	ACTION TO BE TAKEN BY SHAREHOLDERS

Shareholders should read this Explanatory Memorandum carefully before deciding how to vote on the resolutions set out in the Notice of Meeting.

Attached to the Notice of Meeting is a proxy form for use by shareholders. All shareholders are invited and encouraged to attend the AGM or, if they are unable to attend in person, to complete, sign and return the proxy form to the Company in accordance with the instructions contained in the proxy form and the Notice of Meeting. Lodgment of a proxy form will not preclude a shareholder from attending and voting at the AGM in person.

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ANNEXURE “A”

TERMS AND CONDITIONS OF OPTIONS

1.	Each option entitles the holder to subscribe for and be allotted one fully paid ordinary share in the Company at an issue price of A$0.155.

2.	The options will expire on 31 October 2015 (the Expiry Date).

3.	The options are exercisable at any time on or prior to the Expiry Date by notice in writing to the directors of the Company accompanied by payment of the exercise price.

4.	The options are not transferable and no application will be made to the ASX for Official Quotation of the options.

5.
All shares issued upon exercise of the options will rank pari passu in all respects with the Company's then existing fully paid ordinary shares. The Company will apply for Official Quotation by the ASX of all shares issued upon exercise of the options.

6.
There are no participating rights or entitlements inherent in the options and holders will not be entitled to participate in new issues of capital offered to shareholders during the currency of the options. However, the Company will send a notice to each holder of options at least nine business days before the record date. This will give optionholders the opportunity to exercise their options prior to the date for determining entitlements to participate in any such issue.

7.
If from time to time on or prior to the Expiry Date the Company makes an issue of shares to the holders of ordinary shares in the Company by way of capitalisation of profits or reserves (a bonus issue), then upon exercise of his options an optionholder will be entitled to have issued to him (in addition to the shares which would otherwise be issued to him upon such exercise) the number of shares of the class which would have been issued to him under that bonus issue (bonus shares) if on the record date for the bonus issue he had been registered as the holder of the number of shares of which he would have been registered as holder if, immediately prior to that date, he had duly exercised his options and the shares the subject of such exercise had been duly allotted and issued to him. The bonus shares will be paid up by the Company out of profits or reserves (as the case may be) in the same manner as was applied in relation to the bonus issue and upon issue will rank pari passu in all respects with the other shares allotted upon exercise of the options.

8.
There is no right to a change in the exercise price of the options or to the number of shares over which the options are exercisable in the event of a new issue of capital (other than a bonus issue) during the currency of the options.

9.
In the event of any reorganisation of the issued capital of the Company on or prior to the Expiry Date, the rights of an optionholder will be changed to the extent necessary to comply with the applicable ASX Listing Rules in force at the time of the reorganisation.

10.	The following provisions shall apply in the case of a U.S. Optionee (as defined below).

(a)	"Section 409A" means Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations promulgated thereunder.

(b)	"U.S. Option" means an option issued to a U.S. Optionee on these terms and conditions.

(c)	“U.S. Optionee” means a holder of options awarded under the Plan who is subject to U.S. federal income taxation.

(d)
Bonus shares shall be issued upon the exercise of a U.S. Option only to the extent that such issuance does not cause the option to be or become nonqualified deferred compensation within the meaning of  Section 409A.

(e)
U.S. Options are intended to be rights that do not provide for the deferral of compensation subject to Section 409A by means of complying with U.S. Treasury Regulations Section 1.409A-1(b)(5) or to otherwise be exempt from Section 409A.  A U.S. Option shall be interpreted and administered in a manner so as to avoid the imposition of additional  tax, interest, or other sanction on a U.S. Optionee pursuant to Section 409A.  If any provision, term, or condition of a U.S. Option would otherwise frustrate or conflict with such intent, such provision, term or condition will be interpreted and deemed amended so as to avoid such conflict to the fullest extent possible.  If, at any time, the Company determines that the terms of a U.S. Option may result in additional tax, interest, or other sanction on a U.S. Optionee under Section 409A, the Company shall have the authority, but shall not be required, to enter into an amendment of such U.S. Option that is designed to avoid the imposition of such additional tax, interest, or other sanction on the U.S. Optionee.  Notwithstanding any other provision of any U.S. Option, the Company does not guarantee or warrant to any person that a U.S. Option intended to not be subject to or otherwise exempt from Section 409A shall be so exempt, nor that a U.S. Option intended to comply with Section 409A shall so comply, nor shall the Company indemnify, defend, or hold harmless any person with respect to the tax consequences of any such failure of any U.S. Option to not be subject to, not be exempt from, or otherwise not comply with Section 409A.  A U.S. Optionee or beneficiary thereof shall be solely responsible for any and all tax consequences of U.S. Options awarded to him or her, including any tax consequences arising under Section 409A.  The Company provides no guarantee or assurance concerning the tax consequences to any person of U.S. Options.

ANNEXURE “B”

Level 36, Exchange Plaza,
2 The Esplanade
Perth, Western Australia 6000
Telephone: +61 8 9220 9830

SCHEDULE 14A PROXY STATEMENT

pursuant to the

U.S. Securities Exchange Act of 1934

GENERAL INFORMATION

Proxy Solicitation

This proxy statement, in the form mandated by the U.S. Securities and Exchange Commission under United States securities laws (this “U.S. Proxy Statement ”), is being furnished by the Board of Directors (the “Board”) of Samson Oil & Gas Limited, an Australian corporation (“we,”  “us,”  “Samson”  or the “Company”), in connection with our solicitation of proxies for Samson’s annual general meeting of shareholders to be held at Level 8, Conference Room, Exchange Plaza, 2 The Esplanade, Perth, Western Australia 6000 on Tuesday, November 29, 2011 at 10:00 am Western Australian Daylight Time, and at any adjournments or postponements thereof (the “Annual General Meeting”).  The information contained in this U.S. Proxy Statement supplements the information provided to holders of ordinary shares in the Notice of Annual General Meeting and the accompanying Explanatory Memorandum to Shareholders and Proxy Card (collectively, the “Circular”).  In addition to solicitation by mail, certain of our directors, officers and employees may solicit proxies by telephone, personal contact, or other means of communication. They will not receive any additional compensation for these activities. Also, brokers, banks and other persons holding ordinary shares or American Depositary Shares (“ADSs”) representing ownership of ordinary shares on behalf of beneficial owners will be requested to solicit proxies or authorizations from beneficial owners. We will bear all costs incurred in connection with the preparation, assembly and mailing of the proxy materials and the solicitation of proxies and will reimburse brokers, banks and other nominees, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our ordinary shares or ADSs.

This U.S. Proxy Statement and the Proxy Card enclosed with the Circular are expected to be first sent to our shareholders on or about October 27, 2011. This U.S. Proxy Statement and related proxy materials are also available at http://www.samsonoilandgas.com.

Shareholders Entitled to Vote

November 27, 2011, has been fixed as the record date for the determination of holders of ordinary shares entitled to receive notice of and to vote at the Annual General Meeting. Each ordinary share is entitled to one vote. Each ADS holder may vote the ordinary shares underlying their ADSs. Votes may not be cumulated.

As of October 18, 2011, there were 1,750,171,230 fully paid ordinary shares on issue.

Under our constitution, the quorum for a meeting of holders of ordinary shares is two holders of ordinary shares.

Differences between ADS Holders and Ordinary Shareholders

The Bank of New York Mellon, as depositary, executes and delivers ADSs on our behalf.  We are requesting the depositary, which holds ordinary shares, to seek our ADS holders’ instructions for the Annual General Meeting.  ADS holders may instruct the depositary to vote the ordinary shares underlying their ADSs.

Because we have asked the depositary to seek our ADS holders’ instructions, the depositary will notify our ADS holders of the upcoming vote and arrange to deliver our voting materials and form of notice to them. The depositary then tries, as far as practicable, subject to Australian law and the provisions of the depositary agreement, to vote the ordinary shares as our ADS holders instruct. The depositary does not vote or attempt to exercise the right to vote other than in accordance with the instructions of the ADS holders. We cannot assure our ADS holders that they will receive this U.S. Proxy Statement and the other proxy materials in time to ensure that they can instruct the depositary to vote their shares. In addition, there may be other circumstances in which our ADS holders may not be able to exercise voting rights.  Furthermore, ADS holders can exercise their right to vote the ordinary shares underlying their ADSs by withdrawing the ordinary shares.  However, even though we are subject to U.S. domestic issuer proxy rules and announcements of our shareholder meetings are made by press release and filed with the SEC, our ADS holders may not know about the meeting enough in advance to withdraw the ordinary shares.

Our ADS holders are not required to be treated as holders of ordinary shares and do not have the rights of holders of ordinary shares.  A deposit agreement among us, the depositary and our ADS holders sets out ADS holder rights as well as the rights and obligations of the depositary.  New York State law governs the deposit agreement and the ADSs.

Differences between Holding Shares of Record and as a Beneficial Owner

Most holders of ordinary shares hold their ordinary shares through a broker or other nominee rather than directly in their own name. If your ordinary shares are registered directly in your name with our transfer agent, Security Transfer Registrars Pty Ltd, you are considered, with respect to those shares, the shareholder of record, and we are sending this U.S. Proxy Statement and the other proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting. We have enclosed a proxy card for you to use.

If your ordinary shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of ordinary shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Annual General Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

If you are an ADS holder and your ADSs are held in a brokerage account or by another nominee, this U.S. Proxy Statement and the other proxy materials are being forwarded to you together with a voting instruction card by your broker or nominee (who received the proxy materials from the depositary). As the beneficial owner of the ADSs, you have the right to direct the depositary how to vote and are also invited to attend the Annual General Meeting.

Attending the Annual General Meeting

All holders of record of ordinary shares and all ADS holders as of the record date, or their duly appointed proxies, may attend the Annual General Meeting. If you are not a holder of ordinary shares of record but hold shares through a broker or nominee (i.e., in street name) or are an ADS holder, you should provide proof of beneficial ownership or ADS ownership on the record date, such as your most recent account statement prior to November 27, 2011, a copy of the voting instruction card provided by your broker, trustee or nominee or the depositary, or other similar evidence of ownership.

Voting in Person at the Annual General Meeting

Ordinary shares held in your name as the shareholder of record may be voted in person at the Annual General Meeting. Ordinary shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual General Meeting, we recommend that you also submit your proxy or voting instructions prior to the meeting as described below so that your vote will be counted if you later decide not to attend the meeting. ADS holders will not be able to vote in person at the Annual General Meeting unless they receive a proxy from the depositary (the sole record holder of ADSs). Instructions for obtaining a proxy from the depositary are included in the material that the depositary sends to ADS holders.

Voting Without Attending the Annual General Meeting

Whether you hold shares directly as an ordinary shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual General Meeting.  Ordinary shareholders of record may complete and return the enclosed proxy form.  Beneficial owners of ordinary shares and holders of ADSs may direct how your shares are voted without attending the Annual General Meeting by following the instructions in the voting instruction card provided by your broker, trustee, or depositary, as applicable.

Business of the Annual General Meeting

The scheduled business of the Annual General Meeting is to receive, consider and discuss the Company’s financial statements for the fiscal year ended June 30, 2011 and the reports of the directors and auditors on those statements, and to vote upon the resolutions set forth in this U.S. Proxy Statement.

The matters described set forth in this U.S. Proxy Statement constitute the only business that the Board intends to present or is informed that others will present at the meeting. The proxy does, however, confer discretionary authority upon the Chairman of the Annual General Meeting, to vote on any other business that may properly come before the meeting. If the Annual General Meeting is adjourned, the Chairman of the Annual General Meeting can vote your shares on the new meeting date as well, unless you have revoked your proxy.

Revocation of Proxies

Holders of ordinary shares can revoke their proxy at any time before it is voted at the Annual General Meeting by either:

•	Submitting another timely, later–dated proxy by mail;

•	Delivering timely written notice of revocation to our Secretary; or

•	Attending the Annual General Meeting and voting in person.

If your ordinary shares are held beneficially in street name or you are an ADS holder, you may revoke your proxy by following the instructions provided by your broker, trustee, nominee or depositary, as applicable.

RESOLUTIONS TO BE VOTED ON

Resolutions 1 and 2—Election of Directors

The Board has nominated Dr. Victor Rudenno and Dr. DeAnn Craig to stand for election at the Annual General Meeting. Directors whose terms of office will not expire at the Annual General Meeting will continue in office for the remainder of their respective terms. Under our constitution, the number of directors on the Board is determined by a resolution of the Board, but will not be fewer than three directors.

In accordance with Rule 3.6(a) of our constitution, at each Annual General Meeting, one–third of the directors (excluding the managing director) must retire from office. Each director, assuming he or she is still eligible, is entitled to offer him or herself for re–election as a director at the Annual General Meeting which coincides with his or her retirement. The Board currently consists of four directors: Dr. Victor Rudenno, Mr. Keith Skipper, Dr. DeAnn Craig (appointed July 11, 2011), and managing director Mr. Terence Maxwell Barr.

You may vote “For,”  “Against”  or “Abstain”  on Resolutions 1 and 2.  Members of the Board are elected by a simple majority of votes cast on the ordinary resolution, either in person or by proxy. There is no minimum number of votes required pass an ordinary resolution electing a director. Neither broker non–votes nor abstentions will affect the outcome of either of the resolutions.

The Board (excluding Dr. Rudenno) recommends a vote “FOR” the election of Dr. Victor Rudenno to the Board and the Board (excluding Dr. Craig) recommends a vote “FOR” the election of Dr. DeAnn Craig to the Board.

Board of Directors

The following table sets forth certain information regarding the composition of the Board:

				Current
			Director	Term to
Name	Age	Position	Since	Expire
Nominees
Dr. DeAnn Craig	60	Director	2011	2011
Dr. Victor Rudenno	59	Director	2007	2011

Other Directors
Keith Skipper	64	Director	2008	2012
Terence Maxwell Barr	62	Director	2005	N/A

Dr. Victor Rudenno, 59, joined the Company as a director in April 2007.  In 1984, Dr. Rudenno transitioned to the investment industry as a mining analyst working for firms such as James Capel, DBSM, and Prudential Bache.  In 1995, he moved to the corporate side of investment banking and worked for a number of leading firms including Macintosh Corporate, Deutsche Bank, Hartley Poynton, and CBIC.  In 2002, Dr. Rudenno co–founded Equity Capital Markets Ltd., an investment bank specializing in corporate advice and capital raising, which merged with Interfinancial in 2005 and was subsequently acquired by Tolhurst Limited in 2007.  Since April 2009, Dr. Rudenno has been the principal and Executive Director of Revaluate Pty Limited, a corporate advisory firm.  Dr. Rudenno is also a Senior Fellow of the Financial Services Institute of Australia and a Fellow of the Australian Institute of Mining and Metallurgy.  He holds a Bachelor of Mining Engineering degree, a Master of Commerce degree, and a Doctor of Philosophy for his thesis on mining economics.  He is the author of the textbook, Mining Valuation Handbook.  The Board has determined that Dr. Rudenno is independent under NYSE Amex rules.

Key Attributes, Experience and Skills: Dr. Rudenno brings to the Board, among his other skills and qualifications, significant experience in the investment banking and mining industries that he gained while serving as an executive for Equity Capital Markets Limited and Revaluate Pty Limited.  In addition, Dr. Rudenno is also an expert on mining economics, as he earned a Doctor of Philosophy for his thesis on this subject and also authored a textbook on mining valuation.  He was voted among the top three Australian energy analysts in 1994 by Business Review Weekly.  In light of the foregoing, our Board has concluded that Dr. Rudenno is well–qualified to serve as a director of the Company.

Other Public Company Board Service: Pilbara Minerals Limited (ASX Public Company) since August 2010

Recent Past Public Company Board Service: None.

Dr. DeAnn Craig, 60, joined the Company as a director in July 2011.  Dr. Craig brings to the Board a wealth of experience from an exemplary career in the energy industry.  During her career, Dr. Craig has been a drilling engineer, a reservoir engineer responsible for reserves determination and property valuation, and progressed to senior management in several companies, including Phillips Petroleum, now ConocoPhillips, and CNX Gas.  Presently, she is a consultant for Atlas Energy, and since 2009 she has served on the Colorado Oil and Gas Conversation Commission and as an Adjunct Professor at the Colorado School of Mines. From 2007 until 2009, Dr. Craig was Senior Vice President – Asset Assessment for CNX Gas Corporation, and from 2006 to 2007 Dr. Craig was Consultant for Chevron North American Exploration and Production (CNAEP). Dr. Craig is a graduate of the Colorado School of Mines, from which she holds several degrees, including a Bachelor of Science in Chemical and Petroleum Refining Engineers and a Bachelor of Science in Mineral Engineering Chemistry.  She has also has a Master of Science in Mineral Economics, a Master of International Political Economy of Resources, a Master of Business Administration, and a Doctor of Philosophy.  Dr. Craig is a registered, professional engineer in the State of Colorado.  The Board has determined that Dr. Craig is independent under NYSE Amex rules.

Key Attributes, Experience and Skills: Dr. Craig brings to the Board, among her other skills and qualifications, significant experience in the oil and gas industry that she gained while working as a drilling engineer, a reservoir engineer, and most recently, as a consultant.  In addition, Dr. Craig is an expert in her field, as she has earned numerous degrees related to petroleum refining, mineral engineering, mineral economics, and international political economy, among other degrees.  In light of the foregoing, our Board has concluded that Dr. Craig is well–qualified to serve as a director of the Company.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: None.

Keith Skipper, 64, joined the Company as a director in September 2008.  He is a seasoned global oil and gas executive, exploration geologist, and independent oil and gas producer.  Following completion of his graduate work at McMaster University (Canada), where he specialized in sedimentology, his early career was developed at AMOCO (both in North American and abroad at international subsidiaries).  He initially came to Australia in 1982 with Bridge Oil Ltd. and was a major contributor to Bridge’s growth, expanded portfolio and development through to the early 1990s.  Mr. Skipper returned to Calgary, Alberta in 1992 as a Vice President for PanCanadian Petroleum International to help in the building of an international portfolio for PanCanadian (now part of EnCana).  Since 1998, he has been a co-founder and director of Petrosedex Pty Limited, and privately owned advisory and consulting company, which advises companies, financial and academic institutions on oil and gas matters.  His term expires at the 2013 annual general meeting.  The Board has determined that Mr. Skipper is independent under NYSE Amex rules.

Key Attributes, Experience and Skills: Mr. Skipper brings to the Board, among his other skills and qualifications, significant experience in the oil and natural gas industry that he gained while serving as a gas executive, exploration geologist, and independent oil and gas producer.  In addition, he has significant experience helping private companies grow and prosper.  In light of the foregoing, our Board has concluded that Mr. Skipper is well qualified to serve as a director of the Company.

Other Public Company Board Service: Rawson Resource Limited since May 2005 (ASX Public Company)

Recent Past Public Company Board Service: Red Sky Energy Limited from February 2007 to December 2009 (ASX Public Company) and Circumpacific Energy Corporation from January 2010 to November 2010 (TSX Public Company).

Terence Maxwell Barr, 62, was appointed Managing Director, Chief Executive Officer and President of the Company in January 2005.  Mr. Barr is a petroleum geologist with over 30 years of experience, including 11 years with Santos.  In recent years, he has specialized in tight gas exploration, drilling, and completion, and is considered an expert in this field.  Prior to joining the Company, Mr. Barr was employed as Managing Director by Ausam Resources from 1999 to 2003 and was the owner of Barco Exploration from 2003 to 2005.

Key Attributes, Experience and Skills: Mr. Barr brings to the Board, among his other skills and qualifications, significant experience in the oil and natural gas industry that he gained while serving as an executive for the Company, Ausam Resources, and Barco Exploration.  With over 30 years of experience, he is considered an expert in the oil and natural gas field.  In light of the foregoing, our Board has concluded that Mr. Barr is well–qualified to serve as a director of the Company and its Managing Director.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: None.

Resolution 3—Adoption of Remuneration Report

We are asking our shareholders to approve on an advisory basis per Australian rules, our remuneration report as set forth in our 2011 ASX Annual Report filed with the Australian Stock Exchange on September 14, 2011, was previously furnished on Form 8-K with the U.S. Securities Exchange Commission on the same date, and is attached to this U.S. Proxy Statement as Exhibit A.  The Remuneration Report:

•	explains the Board’s policy for determining the nature and amount of remuneration of directors and senior executives of the Company;

•	sets out remuneration details for each director, the most highly remunerated Company executive and the five most highly remunerated group executives of the Company;

•	details and explains any performance conditions applicable to the remuneration of executive directors of the Company; and

•	provides an explanation of share–based compensation payments for each director and senior executive of the Company.

Shareholders will be asked to vote on the following ordinary resolution:

“That, for the purposes of section 250R(2) of the Corporations Act 2001 and for all other purposes, the Remuneration Report contained in the 2011 Annual Report which accompanied the notice convening this meeting be adopted by shareholders.”

You may vote “For,” “Against” or “Abstain” on Resolution 3. The advisory vote on Resolution 3 is non–binding, as provided by law. The Board does not make a recommendation on this advisory vote but will review the results of the votes and will take them into account in making a determination concerning the remuneration report.

Resolution 4—Issue of Options under the Samson Oil & Gas Limited Stock Option Plan to Member of the Board of Directors, Dr. DeAnn Craig

Australian law requires us to obtain shareholder approval for grants of options to members of our Board.

Shareholders will be asked to vote on the following ordinary resolution:

“That for the purposes of ASX Listing Rule 10.11, section 208 of the Corporations Act 2001 and all other purposes and subject to the passing of resolution 2 set out in the notice convening this meeting, this meeting approves the issue of 4,000,000 options to subscribe for shares in the Company to Dr D Craig, a director of the Company (or her nominee), such options to be issued on the terms and conditions set out in Annexure “A” to the explanatory memorandum which accompanied the notice convening this meeting”

The options referred to in Resolution 4 will be issued within one month after the Annual General Meeting. The options will be issued pursuant to the Samson Oil & Gas Stock Option Plan, free of charge and no funds will be raised from the issue.

You may vote “For,”  “Against” or “Abstain” on Resolution 4.  Options grants to members of the Board are determined by a simple majority of votes cast on the ordinary resolution, either in person or by proxy. There is no minimum number of votes required to pass an ordinary resolution.  In accordance with Listing Rule 10.13.6 and section 224 of the Corporations Act 2001, any votes cast on Resolution 4 (other than (i) by a person as proxy for a member who is entitled to vote, in accordance with the directions on the relevant proxy form or (ii) by the Chairman of the meeting as an undirected proxy for a member who is entitled to vote) by Dr. Craig, any of her nominees or any of her associates, will be disregarded. Neither broker non–votes nor abstentions will affect the outcome of the resolution.

The Board (excluding Dr. Craig) recommends a vote “FOR” Resolution 4.

Advisory Vote A – Advisory Vote on “Named Executive Officer” Compensation

In accordance with the requirements of the U.S. Securities Exchange Act of1934, the compensation paid to the Company’s “named executive officers , as disclosed in the Annexure “B”  to the explanatory memorandum that accompanied the notice convening this meeting, is hereby submitted to an advisory vote of shareholders.

Our “named executive officers” are:

1. Terence M. Barr Managing Director, Chief Executive Officer and President

2. Robyn Lamont, Chief Financial Officer

3. David Ninke, Vice President  Exploration

4. Denis Rakich, Secretary

5. Dan Gralla, Vice President Engineering

Note:

In accordance with Section 14A of the U.S. Securities Exchange Act of 1934, this resolution is advisory only and does not bind the Directors of the Company.

You may vote “For,”  “Against”  or “Abstain”  on Advisory Vote A. Advisory Vote A is non binding, as provided by law. The Board will review the results of the votes and will take them into account in making a determination concerning named executive officer compensation.

The Board recommends a “FOR” vote on Advisory Vote A.

Advisory Vote B – Advisory Vote on the Frequency of Future Advisory Votes on “Named Executive Officer” Compensation

In accordance with the requirements of the U.S. Securities Exchange Act of 1934, the frequency of the required advisory vote on the compensation paid to the Company's“named executive officers , which vote must be taken every one year, every two years or every three years, as the shareholders elect, is hereby submitted to an advisory vote of shareholders.

Note:

In accordance with Section 14A of the U.S. Securities Exchange Act of 1934, this resolution is advisory only and does not bind the Directors or the Company.

You may vote “Every Year,”  “Every Two Years”, “Every Three Years”, or “Abstain” on Advisory Vote B. Advisory Vote B is non binding, as provided by law. The Board will review the results of the votes and will take them into account in making a determination concerning frequency of future advisory votes on named executive officer compensation.

The Board recommends that you vote to hold an advisory vote on named executive officer compensation “Every Year.”

AUDIT COMMITTEE MATTERS

Audit Committee Pre–Approval Policy

The charter of the Audit Committee includes certain procedures regarding the pre–approval of all engagement letters and fees for all auditing services and permitted non–audit services performed by the independent auditors, subject to any exception under Section 10A of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”).  Pre–approval authority may be delegated to an Audit Committee member or a subcommittee comprised of members of the Audit Committee, and any such member or subcommittee shall report any decisions to the full Audit Committee at its next scheduled meeting.   All services were approved by the Audit Committee pursuant to its pre–approval policies as in effect as of the relevant times.

Representatives of PWC will be present at the Annual General Meeting and will be available to respond to appropriate questions.

Fees Paid to Principal Accountants

	Fiscal Year Ended June 30,
	2011	2010
Audit fees	$628,484	$398,177
Audit–related fees	$0	$0
Tax fees	$0	$33,930
All other fees	$0	$0
Total	$628,484	$432,107

Audit Committee Report

Our management is responsible for the preparation of our financial statements and our independent auditors, PricewaterhouseCoopers LLP (“PWC”), is responsible for auditing our annual financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States (“US GAAP”). The Audit Committee is responsible for, among other things, reviewing and selecting our independent auditors, reviewing our annual and interim financial statements and pre–approving all engagement letters and fees for auditing services.

In the performance of its oversight function in connection with our financial statements as of and for the fiscal year ended June 30, 2011, the Audit Committee has:

•
Reviewed and discussed the audited financial statements with management and PWC—the Audit Committee’s review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•
Discussed with PWC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, of the Auditing Standards Board of the American Institute of Certified Public Accountants, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
Received the written disclosures and the letter from PWC regarding their communications with the Audit Committee concerning independence as required by the Public Company Accounting Oversight Board and discussed the independence of PWC with PWC; and

•	Reviewed and approved the services provided by PWC.

Based upon the reports and discussions described above, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to in its charter, the Audit Committee recommended to the Board, and the Board approved, that the Company’s audited financial statements be included in our Annual Report on Form 10–K for the fiscal year ended June 30, 2011, as filed with the Securities and Exchange Commission (the “SEC”) on September 13, 2011.  The Audit Committee has appointed PWC as our auditors for the fiscal year ending June 30, 2012.

AUDIT COMMITTEE:

Dr. Victor Rudenno
Mr. Keith Skipper
Dr. DeAnn Craig

ORDINARY SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

This section sets forth information regarding the beneficial ownership of our ordinary shares, including ordinary shares held by means of ADSs, by certain holders of our ordinary shares and by our executive officers and directors.  Beneficial ownership has been determined in accordance with applicable SEC rules, pursuant to which a person is deemed to be the beneficial owner of securities if he or she has or shares voting or investment power with respect to such securities or has the right to acquire voting or investment power within 60 days. Except as otherwise indicated, (i) the address of the persons listed below is c/o Samson Oil & Gas Limited, 1331 17th Street, Suite 710, Denver, CO 80202 and (ii) the persons listed below, to our knowledge, have sole voting and investment power with respect to all shares of ordinary shares shown as beneficially owned by them, subject to the application of community property laws where applicable.

As of October 1, 2011, Samson does not know of any beneficial owners of more than 5% of the Company’s ordinary shares. All information concerning security ownership of certain beneficial owners is based upon filings made by such persons with the SEC or upon information provided by such persons to us.

The following table sets forth information regarding beneficial ownership of our ordinary shares by our executive officers and directors as of October 1, 2011.  To the Company’s knowledge, none of the ordinary shares held by our executive officers and directors have been pledged as security as of that date. Beneficial ownership representing less than 1% is denoted with an asterisk.

	Ordinary Shares
	Beneficially Owned
		Percent of
	Amount of	Total
	Ordinary	Ordinary
Name	Shares	Shares
Terence Maxwell Barr(1)	20,539,042	*
Dan Gralla(2)	3,247,593	*
Robyn Lamont(3)	6,725,371	*
David Ninke(4)	6,417,933	*
Denis Rakich(5)	1,666,666	*
Victor Rudenno(6)	11,036,502	*
Keith Skipper(7)	7,236,502	*
DeAnn Craig	0	–
Directors and Current Executive Officers as a group (eight persons)	56,869,669	3.25%

(1)
Consists of 9,544,062 ordinary shares, 24,104 ADSs (482,080 ordinary shares), currently exercisable options to purchase 10,000,000 ordinary shares, and currently exercisable warrants to purchase 512,960 ordinary shares.

(2)	Consists of 70,713 ADSs (1,414,260 ordinary shares) and currently exercisable options to purchase 1,833,333 ordinary shares.

(3)
Consists of 1,931,178 ordinary shares, 21,543 ADSs (430,860 ordinary shares), currently exercisable options to purchase 4,333,333 ordinary shares, and currently exercisable warrants to purchase 30,000 ordinary shares.

(4)	Consists of 104,230 ADSs held free of restrictions (2,084,600 ordinary shares), and 4,333,333 options currently exercisable.

(5)	Consists of currently exercisable options to purchase 1,666,666 ordinary shares.

(6)	Consists of 4,236,502 ordinary shares, options currently exercisable to purchase 6,500,000 ordinary shares, and currently exercisable warrants to purchase 300,000 ordinary shares.

(7)	Consists of 736,502 ordinary shares and currently exercisable options to purchase 6,500,000 ordinary shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this Compensation Discussion and Analysis, we discuss our compensation philosophy and objectives, what the compensation program is designed to reward, and the materials elements of the compensation program for our named executive officers (“executive officers”). Our compensation committee is currently comprised of the three independent members of the Board: committee chairperson Keith Skipper, Dr. Victor Rudenno and Dr. DeAnn Craig.  The Compensation Committee was established in July 2011, prior to which the independent directors of the board functioned similarly to a compensation committee but were not formally organized as one.  The present compensation committee and its predecessor group of independent directors are referred to herein as the“Compensation Committee” except where the context requires otherwise.

Compensation Philosophy and Objectives

The Compensation Committee believes that:

•	executive interests should be aligned with shareholder interests;

•	executive compensation should be structured to provide appropriate incentive and reasonable reward for the contributions made and performance achieved; and

•	a competitive compensation package must be provided to attract, motivate, and retain experienced and talented executives.

Our executive compensation program is designed to align pay with short– and long–term company performance. The intent of the program is to put a substantial portion of compensation at risk and tied to performance, and to reward unique or exceptional contributions to overall sustainable value creation for shareholders. The Compensation Committee’s intent is to maintain an executive compensation program that:

•	encourages growth in our oil and natural gas development and exploration, cash flow, balance sheet discipline, cost containment and achievement of production targets;

•	aligns executive and shareholder interests by creating an ongoing equity ownership position for executives;

•	attracts, motivates and retains superior executive talent over the long–term; and

•	provides compensation opportunities for high–performing executives.

The components of our executive compensation are presented below and discussed in more detail later in this report:

•
a base salary that is competitive to the base salaries offered by other oil and gas exploration and production enterprises similar to our Company, the actual level of which is determined by individual performance, experience, and personal competencies;

•	annual cash incentive compensation for achieving targeted performance levels; and

•	ordinary share options to reward achievement of Company objectives, individual responsibility and productivity, and high quality work.

While the Compensation Committee believes the total compensation of our executive officers should be competitive to companies approximately our size in the same industry, it will not mechanically apply the above compensation components. Rather, careful consideration is given to the appropriate percentage mix of such components so that each of our executive officers is individually and appropriately incentivized. In addition, the Compensation Committee may approve case–specific compensation plans to accommodate individual circumstances or non–recurring situations, as appropriate.

Employment Agreements

We entered into revised employment agreements with each of our executive officers (except for Mr. Rakich) effective as of January 1, 2011, pursuant to which each executive officer will receive benefits if his or her employment is terminated (other than for cause) by our Company, by the executive officer’s death or disability or in certain circumstances following a change in control. These arrangements reinforce and encourage our executive officers’ continued attention and dedication to their duties without the distraction arising from the possibility of a change in control of our Company and are intended to facilitate a smooth transition in the event of a change in control of our Company. In addition, these arrangements provide our executive officers with severance to help ease their financial transition from our Company.

Setting Compensation

Management provides the Compensation Committee with summary compensation information to assist it in understanding the totality of our executive compensation and benefit programs. This information shows the total dollar value of an executive officer’s accumulated compensation and benefits. These summaries provide the Compensation Committee with important information useful in analyzing and understanding the design, operation, and effectiveness of our executive compensation programs.  Neither the Board, the Compensation Committee nor management retained a compensation consultant to determine or recommend the amount or form of executive and director compensation for the fiscal year ended June 30, 2011.  Management has retained Mercer (US) Inc. and Enercom Inc. to provide advice regarding compensation starting in the fiscal year ending June 30, 2012.

The Compensation Committee approves the final determination of compensation for Mr. Barr, our Managing Director, President and Chief Executive Officer.  Mr. Barr makes recommendations to the Compensation Committee with respect to the compensation of our other executive officers based on the individual performance of each executive. In making its determinations with respect to compensation of our Chief Executive Officer and other executive officers, the Compensation Committee reviews the summary compensation information for each executive officer and considers the executive officer’s base salary, potential payments under selected performance scenarios and termination of employment and change–in–control scenarios, as well as accumulated equity in our Company, all in light of peer group practices. The purpose of this process is to analyze the total amount of actual and projected compensation of our executive officers and to determine whether any one component of compensation should be changed. The Compensation Committee then considers whether the actual and projected compensation is aligned with its compensation philosophy and competitive market practices.

The Compensation Committee has determined that the compensation of our executive officers, both the total and its components, is generally consistent with the Compensation Committee’s expectations, philosophy, and current market practices.

Elements of Compensation

There are three primary components of our executive compensation program: (1) base salary; (2) annual cash bonuses; and (3) equity-based awards. Company perquisites are a minor element of our executive compensation program. Each element is described below.

Base Salary.  The Compensation Committee believe that base salary is a critical element of executive compensation for attracting and retaining outstanding employees at all levels. The base salaries of our executive officers are reviewed by the Compensation Committee on the contract renewal date and adjusted from time to time to realign salaries with market levels, after taking into account individual responsibilities, performance, and experience. Base salaries are targeted for all executive officers at a level that is competitive with the base salaries offered by companies of similar size in our industry. Individual salaries take into account the individual’s performance, experience, and personal competencies.

Base salaries were not increased for our executive officers from 2009 to 2010.  Instead, the independent directors of the Board put in place a reduction in cash and benefits for all executive officers at that time to conserve cash. This reduction remained in place until May 1, 2010, at which time the independent directors determined that it was no longer necessary. To compensate the executive officers for the reduction in cash and benefits, they were granted ordinary shares valued at the volume weighted average price in amounts based on their respective unpaid salary and benefits. Executive officers were also granted optional additional unpaid leave.

Based upon improving financial performance of the Company and a review of base salaries for comparable positions by companies of similar size in our industry, the independent directors determined that salary increases were warranted.  The employment agreements described above in “Employment Agreements”  reflect an increase in each executive officer’s base salary.

Annual Cash Bonuses. The independent directors exercised their discretion to approve discretionary bonuses to certain named executive officers based on its subjective evaluation of their individual performance for the year ended June 30, 2011 and are set forth in the Summary Compensation Table, below.

The employment agreements described above in “—Employment Agreements” provide for a cash bonus for calendar year 2011 in an amount equal to as much as 80% (100% in the case of Mr. Barr) of the executive’s total compensation. Under the annual cash bonus plan, the portion of the target bonus that the executive will receive is determined by reference to the amount of the percentage increase, if any, in the combined volume weighted average price (the “CVWAP”) for the Company’s ordinary shares on the ASX and its ADSs on the NYSE Amex, for all trading days in December 2011 as compared to the CVWAP for all trading days in December 2010.  The Board or Compensation Committee may elect to pay the executive officer a higher percentage of the target bonus, but not over the 80% limit (100% in the case of Mr. Barr), than would otherwise be payable on account of the increase in the CVWAP if the Board or Compensation Committee determines that such higher percentage is warranted under the circumstances.

The bonus payout target can be summarized as follows:

		Minimum
	2010 to 2011	Percentage of
	CVWAP	Target Bonus
	Increase (%)	Payable (%)
Combined Volume Weighted Average Price	≤24.99	Nil
	25.00 to 49.99	25
	50.00 to 99.99	50
	≥100	100

This cash bonus formula will not apply for calendar year 2012. An alternate incentive compensation plan will be adopted by the Board of Directors prior to December 31, 2011.

Equity-based Awards. We believe the use of ordinary share options creates an ownership culture that encourages the long–term performance of our executive officers and option grants is a fair form of equity compensation because it aligns the recipient’s interests with those of our shareholders.  We currently sponsor the Samson Oil & Gas Stock Option Plan.  In the fiscal year ended June 30, 2011, 36 million options were granted under the Samson Oil & Gas Stock Option Plan to executive officers.  These options have an exercise price of A$0.08 per share, an expiry date of December 31, 2014, and vest in equal installments annually over three years beginning on January 31, 2011.

During the year ended June 30, 2011, in conjunction with the reduction in salaries accepted by all employees and directors of the Company during the fiscal year ended June 30, 2010, the Company issued 6,330, 126 ordinary shares to executive officers and directors.  We determined how many ordinary shares to grant based on the volume weighted average share price across the ASX and NYSE Amex for the period being compensated: October 1, 2009 through April 30, 2010, which was $2.3 cents per share.

Perquisites and Other Compensation

We have provided, and intend to continue to maintain, relatively modest executive benefits and perquisites for our executive officers. However, the independent directors in their discretion may revise, amend or add to our executive officers’ benefits and perquisites if it deems such action advisable.

The Company maintains a health insurance plan and a 401(k) plan (including matching Company contributions), that are provided to all employees located in the United States.  The Company is required by Australian law to contribute a portion of the gross income of any employee and certain directors located in Australia to an approved superannuation fund. The Company contributes to the superannuation fund for Denis Rakich and Keith Skipper.

Risk Considerations

The Compensation Committee Compensation Committee and management have reviewed our compensation policies and practices and believe they encourage prudent business decisions and do not create or encourage excessive risks or risk taking that is reasonably likely to result in a material adverse impact on the Company.

Compensation Committee Interlocks and Insider Participation

None of members of the Compensation Committee have been or will be one of the Company’s officers or employees.  The Company does not have any interlocking relationships between its executive officers and the Compensation Committee, nor has any such interlocking relationship existed in the past.  Mr. Barr did not participate in deliberations concerning his own compensation as Managing Director, Chief Executive Officer and President.

Compensation Committee Report

We, the Compensation Committee of the Board, have reviewed and discussed the Compensation Discussion and Analysis (set forth above) with the management of the Company, and, based on such review and discussion, have recommended to the Board inclusion of the Compensation Discussion and Analysis in this U.S. Proxy Statement and, through incorporation by reference from this U.S. Proxy Statement, the Company’s Annual Report on Form 10–K for the fiscal year ended June 30, 2011.

Compensation Committee:

Mr. Keith Skipper
Dr. Victor Rudenno
Dr. DeAnn Craig

Executive Officer Compensation in Fiscal Year Ended June 30, 2011

Summary Compensation Table

The following table summarizes the total compensation paid or earned by our principal executive officer, our principal financial officer, and our three other executive officers other than the principal executive officer and principal financial officer who were serving as executive officers as of June 30, 2011 (the “named executive officers”).

	Fiscal							All
	Year				Stock	Option		Other
Name and	Ended	Salary		Bonus	Awards	Awards		Compensation	Total
Principal Position	June 30	($)		($)	($)	($)		($)(4)	($)

Terence M. Barr	2011	333,169		262,500	54,439	501,000	(1)	34,674	1,185,782
Managing Director,	2010	212,644		–	38,735	–		10,966	262,345
Chief Executive	2009	244,193		–	–	–		12,570	256,763
Officer and President

Robyn Lamont	2011	211,477		30,000	24,386	195,065	(2)	20,334	481,262
Chief Financial	2010	134,728		–	17,351	–		16,726	168,805
Officer	2009	171,786		–	–	–		14,719	186,505

David Ninke	2011	241,479		135,000	23,378	195,065	(2)	24,031	618,953
Vice President–	2010	168,860		–	16,634	14,218		16,691	216,403
Exploration	2009	191,344		–	–	33,962		12,310	237,616

Denis Rakich	2011	108,261		16,796	15,784	139,332	(2)	10,826	290,999
Secretary	2010	84,541		–	10,025	–		6,837	101,403
	2009	78,645		–	–	–		7,864	86,509

Dan Gralla	2011	132,648	(3)	–	–	195,065	(2)	7,350	335,063
Vice President–	2010	–		–	–	–		–	–
Engineering	2009	–		–	–	–		–	–

(1)           These options have an expiry date of October 31, 2014 and an exercise price of A$0.08 cents per share. The aggregate grant date fair value was A$0.051. These amounts reflect the Company’s accounting expense under U.S. GAAP and do not correspond to the actual value that will be realized by the executive officers.  The corresponding valuation under IFRS would be A$0.036.

(2)           These options have an expiry date of December 31, 2014 and an exercise price of A$0.08 cents per share.  The aggregate grant date fair value was A$0.047. These amounts reflect the Company’s accounting expense under U.S. GAAP and do not correspond to the actual value that will be realized by the executive officers. The corresponding valuation under IFRS would be A$0.031.

(3)           Mr. Gralla’s employment as the Company’s Vice President–Engineering commenced on January 1, 2011.  Mr. Gralla’s association with the Company commenced in August 2009 as a consulting engineer through his employment with Whitehall Engineering, a firm he controlled that provides consulting services to Samson.  From July 1, 2010 to December 31, 2011, Whitehall Engineering received $158,952, including a bonus of $42,500

(4)           The amounts for 2011 entitled “All Other Compensation” are detailed in the following table:

	Qualified		Premium
	Retirement		Towards
	Plan		Health	Automobile
	Employer		Insurance	Running
	Match		Plans	Costs
Name	($)		($)	($)
Terence Maxwell Barr	14,752		16,096	3,826
Robyn Lamont	15,621		2,727	1,986
David Ninke	15,125		8,906	–
Denis Rakich	10,826	(1)	–	–
Dan Gralla	7,350		–	–

(1) Australian law superannuation contributions made by the Company.

Grants of Plan–Based Awards

The following table summarizes grants of awards to our executive officers during fiscal year ended June 30, 2011 and possible future payouts pursuant to those awards.

						All Other
					All Other	Option Awards:
					Stock	Number of
		Estimated Future Payouts			Awards:	Ordinary	Grant Date
		Under Non–Equity Incentive			Number of	Shares	Fair Value
		Plan Awards			Ordinary	Underlying	of Stock and
	Grant	Threshold	Target	Maximum	Shares	Options	Option Awards
Name	Date	($)	($) (1)	($)	(#)(2)	(#)(3)	($)
Terence Maxwell Barr	1/1/11	110,000	220,000	440,000	2,300,580	10,000,000	501,000
Robyn Lamont	1/1/11	58,252	116,505	233,009	1,030,561	7,000,000	195,065
David Ninke	1/1/11	75,500	151,000	302,000	987,956	7,000,000	195,065
Denis Rakich	–	–	–	–	667,018	5,000,000	139,332
Dan Gralla	1/1/11	70,000	140,000	280,000	–	7,000,000	195,065

(1)  Amounts that may be payable under the cash bonus described above in “Compensation Disclosure and Analysis—Elements of Compensation—Annual Cash Bonuses” granted under the executive officers’ employment agreements which are described above under  “Compensation Disclosure and Analysis—Employment Agreements”.

(2)  During the year ended June 30, 2011, in conjunction with the reduction in salaries accepted by all employees and directors of the Company during the fiscal year ended June 30, 2010, the Company issued 6,330,126 ordinary shares to executive officers and directors.  We determined how many ordinary shares to grant based on the volume weighted average share price across the ASX and NYSE Amex for the period being compensated: October 1, 2009 through April 30, 2010, which was $2.3 cents per share.

(3) These options are described in “Compensation Disclosure and Analysis—Elements of Compensation—Ordinary Share Options”.

Outstanding Equity Awards

The following table summarizes the holdings of stock options by our named executive officers as of June 30, 2011.  Each equity grant is shown separately for each named executive officer.

	Option Awards
	Number of		Number of
	Securities		Securities		Option
	Underlying		Underlying		Exercise	Option
	Options (#)		Options (#)		Price	Expiration
Name	Exercisable		Unexercisable		($)	Date
Terence Maxwell Barr	10,000,000	(1)	–		A$0.08	10/31/2014

Robyn Lamont	2,333,333	(1)	4,666,667	(1)	A$0.08	12/31/2014
	2,000,000	(2)	–		A$0.30	10/10/2012

David Ninke	2,333,333	(1)	4,666,667	(1)	A$0.08	12/31/2014
	2,000,000	(2)	–		A$0.25	05/11/2013

Denis Rakich	1,666,666	(1)	3,333,333	(1)	A$0.08	12/31/2014

Dan Gralla	1,833,333	(1)	4,666,667	(1)	A$0.08	12/31/2014

(1)           Options to purchase ordinary shares exercisable into ordinary shares on a 1:1 ratio vest in equal installments annually over three years beginning on January 31, 2011.
(2)           Options to purchase ordinary shares exercisable into ordinary shares on a 1:1 ratio were granted in 2007.  All options have vested.

Option Exercises and Stock Vested

The following table summarizes option exercises and vesting of stock for our executive officers for fiscal year ended June 30, 2011. The amount shown in the “Value Realized on Exercise” column reflects the difference between the exercise price and the market value of the shares on the date of exercise.

	Option Awards		Stock Awards
	Number
	of
	Shares		Number of
	Acquired	Value	Shares	Value
	on	Realized on	Acquired	Realized on
	Exercise	Exercise	on Vesting	Vesting
Name	(#)	($)	(#)	($)
Terence Maxwell Barr	–	–	2,300,580	54,439
Robyn Lamont	–	–	1,030,561	24,386
David Ninke	–	–	987,956	23,378
Denis Rakich	–	–	667,018	15,784
Dan Gralla	500,000	42,660	–	–

Pension Benefits

We do not have any tax–qualified defined benefit plans or supplemental executive retirement plans that provide for payments or other benefits to our executive officers in connection with their retirement.

Non Qualified Defined Contribution and Other Deferred Compensation Plans

We do not have any non–qualified defined contribution plan or other deferred compensation plans that provide for payments or other benefits to our executive officers.

Potential Payments upon Termination or Change in Control

The table below reflects estimated amounts of compensation payable by us to each of our executive officers (except for Mr. Rakich who does not have an employment agreement with the Company) upon their termination of employment with us. The actual amounts to be paid out can only be determined at the time of such executive officer’s termination.  Regardless of the manner in which an executive officer terminates, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	accrued salary;

•	ordinary share options awarded, to the extent vested;

•	any amounts payable pursuant to the terms of company plans and policies (e.g. incentive compensation plan, unused vacation pay, any distributions due under health or disability insurance plans);

•	reimbursement of expenses incurred prior to the date of termination; and

•	amounts contributed and vested under our 401(k) plan.

If an executive officer’s employment is terminated without cause, death or disability, then we will also pay the executive officer an amount equal to his or her total salary for the difference between the 90 days notice of termination that is required by each employment agreement, and the actual notice given by the Company, subject to all appropriate withholdings and deductions.

If there is a change in control of the Company at any time during the term of the employment agreement, however, whether before or after any notice of termination without cause, then the executive officer shall be entitled to receive notice of the effective date of termination 12 months prior to such date.  If there is a change in control during the term of the employment agreement and the Company provides executive officer with a notice of termination that is less than the change in control notice period, then the severance payments shall be based on the difference between the change in control notice period and the actual notice given by the Company.

A “change in control”  is generally deemed to occur under the employment agreements if (i) any person, entity or group becomes the beneficial owner, directly or indirectly, of 50.1% or more of the voting securities of the Company; or (ii) as a result of, or in connection with, any tender offer, exchange offer, merger, business combination, sale of assets or contested election of directors, the persons who were directors of the Company immediately before such a transaction no longer constitute a majority of the directors of the Company; or (iii) the Company is merged or consolidated with another corporation or entity and, as a result of the merger or consolidation, less than 50.1% of the outstanding voting securities of the surviving corporation or entity is then owned in the aggregate by the former shareholders of the Company; or (iv) the Company transfers all or substantially all or substantially all of its assets to another company which is not a wholly owned subsidiary of the Company.

The following table shows the potential payments upon termination of employment of our executive officers as of June 30, 2011.  For the purposes of this table, it is assumed that the terminated employee receives the maximum payment under his or her employment agreement with the Company.

		Cash
		Severance	Accelerated	Continuation of
		Payment	Vesting	Additional Benefits	Total
Name	Termination Event	($)	($) (1)	($)	($)
Terence M. Barr(2)	Voluntary or For Cause:	–	–	–	–
	Without Cause or For Good Reason:	90,466	–	8,186	98,652
	Disability:	90,466	–	8,186	98,652
	Death:	90,466	–	–	90,466

Robyn Lamont	Voluntary or For Cause:	–	–	–	–
	Without Cause or For Good Reason:	51,764	–	3,907	55,671
	Disability:	51,764	–	3,907	55,671
	Death:	51,764	–	–	51,764
	Change in Control:	209,930	296,663	15,846	522,439

David Ninke	Voluntary or For Cause:	–	–	–	–
	Without Cause or For Good Reason:	68,232	–	6,234	74,466
	Disability:	68,232	–	6,234	74,466

		Cash
		Severance	Accelerated	Continuation of
		Payment	Vesting	Additional Benefits	Total
Name	Termination Event	($)	($) (1)	($)	($)
	Death:	68,232	–	–	68,232
	Change in Control:	276,717	296,663	25,283	328,663

Denis Rakich	Voluntary or For Cause:	–	–	–	–
	Without Cause or For Good Reason :	–	–	–	–
	Disability:	–	–	–	–
	Death:	–	–	–	–
	Change in Control:	–	–	–	–

Dan Gralla	Voluntary or For Cause:	–	–	–	–
	Without Cause or For Good Reason:	65,416	–	3,625	69,041
	Disability:	65,416	–	3,625	69,041
	Death:	65,416	–	–	65,416
	Change in Control:	265,300	296,663	14,700	336,663

(1)           Options to purchase ordinary shares exercisable into ordinary shares on a 1:1 ratio vest in equal installments annually over three years beginning on January 31, 2011.  The value of the vesting acceleration was calculated by multiplying the number of unvested in–the–money options as of June 30, 2011 by the spread between the closing price of our ordinary shares on June 30, 2011, which was A$0.14, and the exercise price of such unvested options, which is A$0.08.  The amounts are converted to US$ as of the A$/US$ exchange rate as of June 30, 2011.

(2)           While Mr. Barr’s employment agreement currently provides for additional severance payments and benefits in the event of a “change in control,” the Company and Mr. Barr have agreed that, in light of ASX rules prohibiting such payments for directors, all such provisions will be removed from that agreement and the parties will renegotiate the severance payments and other benefits payable to Mr. Barr in the event of a Termination Without Cause or a Resignation With Good Reason.

Director Compensation in 2011

Each member of the Board received A$60,000 per annum. The chairman of the Board received an additional A$25,000  per annum.  Mr. Barr receives no additional compensation for serving as a director.

Director Summary Compensation Table

The following table summarizes the compensation we paid to our non–employee directors during fiscal year ended June 30, 2011.

				Australian
				superannuation
	Fees Earned			contributions
	or Paid	Stock	Option	made by the
	in Cash	Awards	Awards	Company	Total
Name	($)	($)	($) (1)	($)	($)
Neil Thacker MacLachlan(2)	71,630	19,403	350,700	–	441,733
Victor Rudenno	49,400	6,314	300,600	–	356,314
Keith Skipper	23,070	6,314	300,600	26,330	356,314

(1)  On November 18, 2010, 19,000,000 options were issued to the three non–employee directors.  These options vested immediately, have an expiry date of October 31, 2014 and an exercise price of A$0.08 per share.  The aggregate grant date fair value was A$0.036.
(2)  Mr. MacLachlan resigned his position as director in June 2011.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth certain information regarding ordinary shares issuable upon the exercise of options and warrants granted under our equity compensation plans as of June 30, 2011.

Number of securities
	Number of securities to be	Weighted–average	remaining available for
	issued upon exercise of	exercise price of	future issuance under equity
	outstanding options,	outstanding options,	compensation plans
	warrants and rights	warrants and rights	(excluding securities
Plan Category	(a)	(b)	reflected in Column (a))
Equity compensation plans not approved by security holders	59,000,000	$0.093	As determined by Board

Policy Regarding Related Person Transactions

The Audit Committee has adopted a written policy regarding the review and approval of transactions between us and any “related person.”  Pursuant to the Audit Committee charter, the Audit Committee must review any transaction involving the Company and any related party at least once a year or upon any significant change in the transaction or relationship.  The Committee shall also oversee any related party transactions. For these purposes, a “related party transaction” includes any transaction required to be disclosed pursuant to Item 404 of SEC Regulation S–K, as it may be amended from time to time.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Since we commenced reporting as a U.S. domestic issuer on July 1, 2011, no reports were required to be filed for the fiscal year ended June 30, 2011.

CORPORATE GOVERNANCE

General

Our business is managed under the direction of the Board. In connection with its oversight of our operations and governance, the Board has adopted, among other things, the following:

•	a Code of Business Conduct and Ethics to provide guidance to directors, officers and employees with regard to certain ethical and compliance issues; and

•	charters of the Audit Committee and Compensation Committee of the Board.

Each of these documents can be viewed on our website at www.samsonoilandgas.com. We will disclose on our website any amendment or waiver of the Code of Business Conduct and Ethics in the manner required by SEC and NYSE Amex rules. Copies of the foregoing documents and disclosures are available without charge to any person who requests them. Requests should be directed to Samson Oil & Gas Limited, 1331 17th Street, Suite 710, Denver, Colorado 80202.

The Board meets regularly to review significant developments affecting us and to act on matters requiring its approval. Directors are requested to make attendance at meetings of the Board and Board committees a priority, to come to meetings prepared, having read any materials provided to them prior to the meetings and to participate actively in the meetings. The Board held 11 meetings in fiscal year ended June 30, 2011 and acted 7 times by written consent. No director, during his period of service in this fiscal year, attended fewer than 75% of the total number of meetings of the Board and committees on which he served. Directors are expected to attend the Annual General Meeting.  All directors attended the 2010 annual shareholders’ meeting.

Board Committees

The composition and primary responsibilities of the Audit Committee and the Compensation Committee are described below.

The Audit Committee currently consists of Messrs. Rudenno, Skipper and Craig, with Dr. Craig acting as Chairman. The primary function of the Audit Committee is to assist the Board in its oversight of our financial reporting process. Among other things, the committee is responsible for reviewing and selecting our independent registered public accounting firm and reviewing our accounting practices. The Board has determined that Dr. Rudenno of the committee qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of SEC Regulation S–K and that each member of the committee is independent under applicable NYSE Amex and SEC rules. See “Resolution 1—Election of Directors—Board of Directors” for a summary of the business experience of each member of the committee. During fiscal year ended June 30, 2011, the Audit Committee held three meetings and acted nil times by written consent.

The Compensation Committee currently consists of Messrs. Rudenno, Skipper and Craig, with Mr. Skipper acting as Chairman.  The purpose of the Committee is to (i) discharge the Board’s responsibilities relating to the compensation of Samson’s executive officers and directors, (ii) review and discuss with management the Compensation Discussion and Analysis to be included in the U.S. Proxy Statement and Annual Report on Form 10–K and (iii) prepare the Compensation Committee Report required by Securities and Exchange Commission rules for inclusion in Samson’s annual report and U.S. Proxy Statement in order to recommend that the Compensation Discussion and Analysis be included in such U.S. Proxy Statement and annual report.

The Committee shall endeavor to ensure that compensation programs are designed to encourage high performance, promote accountability and align the affected employees’ interests with those of the Company’s shareholders.

Due to the Company’s small size and limited number of directors and officers, the Company does not have a nominating committee. The three independent directors perform certain functions of a nominating committee; in particular, the independent directors: (i) oversee compliance by Samson, the Board and its committees with corporate governance principles; (ii) advise the Board with respect to the structure and composition of committees of the Board, (iii) are responsible for overseeing the annual review of the Board’s performance, (iv) recommend the compensation of the Company’s directors, and (v) address related matters. The full Board votes when selecting Board nominees.

The Board does not have a formal policy with respect to the consideration of diversity when assessing directors and directorial candidates, but considers diversity as part of its overall assessment of the board’s functioning and needs. The committee may retain a search firm to assist it in identifying potential candidates, but it has not done so to date.

Director Independence

The Board has determined that, other than Mr. Barr, each member of the Board is independent under NYSE Amex rules. Pursuant to these rules “independent director” means a person other than an executive officer or employee of the Company. No director qualifies as independent unless the issuer’s board of directors affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The following is a non–exclusive list of persons who shall not be considered independent:

•
a director who is, or during the past three years was, employed by the Company, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year);

•
a director who accepted or has an immediate family member who accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence, other than the following: (i) compensation for board or board committee service, (ii) compensation paid to an immediate family member who is an employee (other than an executive officer) of the Company, (iii) compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year), or (iv) benefits under a tax–qualified retirement plan, or non discretionary compensation;

•	a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;

•
a director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities or payments under non–discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

•
a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the issuer’s executive officers serve on the compensation committee of such other entity; or

•
a director who is, or has an immediate family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

Managing Director

The Company’s constitution enables the Board to appoint one or more managing directors. The Board may delegate any of the powers of the Board to a managing director, as permitted by applicable law. The Board may remove the managing director from the office of managing director at any time.  The company’s constitution exempts the managing director from retiring by rotation with the rest of the members of the Board, and the managing director is therefore never up for election at any annual general meeting.

Non–Management Sessions

The Board meets in executive session without non-independent directors and management as it deems necessary. In addition, all three non-independent members of the Board are members of the Audit Committee and the Compensation Committee. Therefore, every time each of these committees meets, the Board is holding meetings in executive session.

Communicating with the Board of Directors

Interested parties may direct correspondence to the Board or to any individual director by mail to the following address: Samson Oil & Gas Limited, Attn: Chairman, Board of Directors, 1331 17th Street, Suite 710, Denver, Colorado 80202.

Communications should indicate (i) the type and amount of Samson securities held by the person submitting the communication, if any, and/or the nature of the person’s other interest in Samson, (ii) any personal interest the person has in the subject matter of the communication and (iii) the person’s mailing address, e–mail address and telephone number.  Unless the communication relates to an improper topic (e.g., it contains offensive content or advocates that we engage in illegal activities) or it fails to satisfy the procedural requirements of the policy, we will deliver it to the person(s) to whom it is addressed.

Absence of Appraisal Rights

We are incorporated under the laws of Australia and, accordingly, are subject to the Australian Corporations Act 2001. Under the Corporations Act 2001, our shareholders are not entitled to appraisal rights with respect to any of the proposals to be acted upon at the Annual General Meeting.

Proposals by Holders of Ordinary Shares and Holders of ADSs

Any proposal that a holders of ordinary shares or ADSs wishes to include in proxy materials for our 2012 Annual General Meeting of shareholders pursuant to SEC Rule 14a–8 must be received no later than Friday, July 6, 2012 and must be submitted in compliance with the rule. If we change the date of next year’s meeting by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials.  Proposals should be directed to Samson Oil & Gas Limited, Attn: Secretary, Level 36, Exchange Plaza, 2 The Esplanade Perth, Western Australia 6000.

Pursuant to SEC Rule 14a–4(c)(1), if our Secretary receives any shareholder proposal at the address listed above after Friday, September 14, 2012 that is intended to be presented at the 2012 Annual General Meeting without inclusion in the U.S. Proxy Statement for the meeting, all proxies will have discretionary authority to vote on such proposal.

Notwithstanding the foregoing, any nomination for director that a shareholder wishes to propose for consideration at the 2012 Annual General Meeting of shareholders, but does not seek to include in our U.S. Proxy Statement under applicable SEC rules, must be received at our principal executive offices no later than 30 business days before the 2012 Annual General Meeting pursuant to Section 3.5 of the Company’s constitution.  Section 3.5 of our Constitution also requires that the Company receive a consent to act as a director signed by the person who is nominated at least 30 business days before the 2012 Annual General Meeting.  Any such proposal must be an appropriate subject for shareholder action under applicable law and must otherwise proceed pursuant to the Company’s constitution and the Corporations Act 2001.

Board Leadership Structure and Risk Management

Mr. Barr currently serves as our Managing Director, Chief Executive Officer and President. Each of our other directors is an independent director under the rules of the NYSE Amex. Mr. Barr has served as Managing Director, Chief Executive Officer and President since January 2005. Accordingly, the Board believes that he is uniquely qualified to be the person  who generally sets the agenda for, and leads discussions of, strategic issues for the Company. Dr. Rudenno serves as our lead independent director and Chairman of the Board. His duties in that role include presiding at executive sessions of the independent directors, reviewing agendas for board meetings, reviewing with the Managing Director, Chief Executive Officer and President his annual goals and objectives, and consulting with the Board regarding its evaluation of the performance of the Managing Director, Chief Executive Officer and President. The Board believes that Dr. Rudenno’s strong leadership as lead independent director, together with its supermajority of independent directors and other aspects of its governance, provides appropriate independent oversight to Board decisions.

The Board oversees the risks involved in the Company’s operations as part of its overall oversight function, integrating risk management into the Company’s overall compliance policies and procedures. While the Board has the ultimate oversight responsibility for the risk management process, the Audit Committee has specific responsibilities relating to risk management. Among other things, the Audit Committee, pursuant to its charter, addresses Company policies with respect to risk assessment and risk management, and reviews major risk exposures (whether financial, operating or otherwise) and the guidelines and policies that management has put in place to govern the process of assessing, controlling, managing and reporting such exposures. The independent directors of the Board consider risk and risk management issues in the course of performing their duties with respect to compensation and governance issues, respectively.

DIRECTORS’ REPORT
30 June 2011

EXHIBIT A

REMUNERATION REPORT

Remuneration Report
The remuneration report is set out under the following headings:

A	Principles used to determine the nature and amount of remuneration
B	Details of remuneration
C	Service agreements
D	Company performance

The information provided in this remuneration report has been audited as required by section 308 (3C) of the Corporations Act 2001.

A           Principles used to determine the nature and amount of remuneration
The objective of the Consolidated Entity’s executive reward framework is to ensure reward for performance is competitive and appropriate for the results delivered. The performance of the Company depends upon the quality of its Directors and executives.  To be successful and maximise shareholder wealth, the Company must attract, motivate and retain highly skilled Directors and executives.

Remuneration packages applicable to the executive Directors, senior executives and non-executive Directors are established with due regard to:

•	Performance against set goals
•	Ability to attract and retain qualified and experienced Directors and senior executives.

Due to the size and nature of the Company’s operations, the Directors do not believe the establishment of a remuneration committee is warranted.  The Board of Directors is responsible for determining and reviewing compensation arrangements for Directors and executives.  The Board assesses the appropriateness of the nature and amount of remuneration of Directors and executives on a periodic basis by reference to relevant employment market conditions with the overall objective of ensuring maximum stakeholder benefit from the retention of a high quality Board and executive team.

Non-executive Directors
Fees and payments to non-executive Directors reflect the demands which are made on, and the responsibilities of, the Directors.  Non-executive Directors’ fees and payments are reviewed annually by the board.  The Chair’s fees are determined independently of the other non-executive Directors.  The Chair is not present at any discussions relating to determination of his own remuneration.

The ASX Listing Rules specify that the aggregate remuneration of non-executive Directors shall be determined from time to time by a general meeting.  An amount not exceeding the amount determined is then divided between Directors as agreed.  The latest determination was at the Annual General Meeting held on 18 November 2010 when shareholders approved an aggregate remuneration of A$500,000 per annum.  The amount of aggregate remuneration sought to be approved by shareholders and the manner in which it is apportioned amongst Directors is reviewed annually.

Non-executive Directors are encouraged by the Board to hold shares in the Company (purchased by Directors on market).  It is considered good governance for Directors to have a stake in the Company on whose Board they sit.

Remuneration Incentives
The Company does not have a policy in place limiting the Directors exposure to risk in relation to the Company’s options.

The remuneration of non-executive Directors for the period ending 30 June 2011 and 2010 is detailed in Table 1 and Table 2.

Executive Pay
The Company aims to reward executives with a level and mix of remuneration commensurate with their position and responsibilities within the Company and so as to:

DIRECTORS’ REPORT
30 June 2011

•	Align the interests of executives with those of shareholders;
•	Link reward with strategic goals and performance of the Company; and
•	Ensure total remuneration is competitive by market standards.

Base pay for executives is reviewed on the contract renewal date to ensure the base pay is set to reflect the market for a comparable role.  There are no guaranteed base pay increases included in any executives’ contracts.

Remuneration consists of fixed remuneration and remuneration incentives in the form of options issued in the Company.

The level of fixed remuneration is reviewed annually by the Board having due regard to performance against goals set for the year and relevant comparative information.  The Board has access to external advice independent of management if required.

Remuneration Incentives
Directors’ remuneration is not linked to either long term or short term incentives.  The Board feels that the expiry date and exercise price of the options issued to the Directors in the current and prior years are sufficient to align the goals of the Directors and executives with those of the shareholders to maximise shareholder wealth.  There are no performance criteria or service conditions attached to options issued to Directors.

During the prior year, the Board agreed that vesting conditions should be included in relation to the options issued to new executives.  Previously, similar to the Directors incentives detailed above, no conditions were placed on options issued to executives.

A bonus structure is in place for the calendar year 2011 for all employees.  The bonus is payable dependent on the movement in the volume weighted average share price (from trades on the Australian Securities Exchange and NYSE Amex, adjusted for the impact of foreign exchange) from December 2010 compared to December 2011.  No bonus is payable if the share price decreases from December 2010 or does not increase above 25%.  The maximum bonus is payable if the share price increases by 100% from December 2010 to December 2011.  A total bonus of $1,353,170 may be paid if the combined volume weighted average share price during December 2011, as calculated on individual trades across both exchanges is greater than 100% of 6.3 cents (AUD). This was the volume weighted average price calculated in December 2010 based on individual trades on the ASX and NYSE Amex. The value of trades on the NYSE Amex were translated to AUD based on the exchange rate on each trading day in December from the Reserve Bank of Australia website.

No bonuses were paid by the Company for the year ended 30 June 2010.

B           Details of Remuneration
Amounts of remuneration
Details of remuneration of the Directors and executives of the Company and Consolidated Entity in accordance with the requirements of the Corporations Act 2001 and its Regulations are set out in the following tables.

For the purposes of this report, Key Management Personnel (KMP) of the Consolidated Entity are defined as those persons having authority and responsibility for planning, directing and controlling the major activities of the Company and the Consolidated Entity, directly or indirectly, including any director (whether executive or otherwise) of the Parent Company, and includes the four executives in the Parent and Consolidated Entity receiving the highest remuneration.

For the purposes of this report, the term “executive” encompasses the Chief Executive Officer, Company Secretary, Chief Financial Officer, Vice President – Exploration and Vice President - Engineering.  There are no further employees employed by either the Company or its subsidiaries who meet the definition of executive, therefore only the five executives detailed above are included in this report. These five employees constitute the Top 5 highest paid executives for the purposes of this report.  During the year and as at the date of this report, unless stated otherwise, the key management personnel were:

Neil MacLachlan Chairman (resigned effective 30 June 2011)
Terry Barr	Managing Director
Victor Rudenno	Non-executive Director (appointed Chairman effective 1 July 2011)
Keith Skipper	Non-executive Director

DIRECTORS’ REPORT
30 June 2011

Denis Rakich	Company Secretary
Robyn Lamont	Chief Financial Officer
David Ninke	Vice President – Exploration
Dan Gralla	Vice President – Engineering (appointed 1 January 2011)

DIRECTORS’ REPORT
30 June 2011

Table 1: Key Management Personnel compensation for the year ended 30 June 2011

	Short Term				Post	Share-based Payments
			Non-	Accrual for	Employment				Total
	Salary &		monetary	possible	Super -		Ordinary		Performance
	Fees	Bonus	Benefits	bonus*	annuation	Options	Shares	Total	Related
	$	$	$	$	$	$	$	$	%
Directors
T.Barr	333,169	262,500	3,826	132,000	14,752	360,000	54,439	1,160,686	42.3%

N. MacLachlan	71,630	-	-	-	-	252,000	19,403	343,033	73.5%

K. Skipper	23,070	-	-	-	26,330	216,000	6,314	271,714	79.5%

V. Rudenno	49,400	-	-	-	-	216,000	6,314	271,714	79.5%

Executives
D. Rakich1	108,261	16,796	-	28,800	10,826	91,900	15,784	272,367	44.3%

R. Lamont1	211,477	30,000	1,986	55,920	15,621	128,660	24,386	468,050	39.4%

D. Ninke1	241,479	135,000	-	72,480	15,125	128,660	23,378	616,122	32.6%

D. Gralla1, 2	132,648	-	-	67,200	7,350	128,660	-	335,858	58.3%

Total	1,171,134	444,296	5,812	356,400	90,004	1,521,880	150,018	3,739,544

* This expense relates to the current year expense associated with the calendar year 2011 bonus plan.  Based on probability analysis, using Monte Carlo simulation, 60% of the total bonus is expected to be paid out.  This expense represents the accrual from 1 January 2011 to 30 June 2011.  No cash has been paid in relation to this bonus.
1 These options were issued during the year ended 30 June 2011; however are subject to a vesting schedule dependent on each employee’s continued employment with the Company. This value represents the portion of the expense recognised during the current year.
 2 Mr Gralla was appointed Vice President   Engineering, effective 1 January 2011.  Prior to that he was working for the Company on a contract basis.  Whitehall Engineering (an entity he controlled) was paid $158,952 for his services, including a bonus of $42,500.

DIRECTORS’ REPORT
30 June 2011

Table 2: Key Management Personnel compensation for the years ended 30 June 2010

	Short Term		Non-	Post Employment	Share-based Payments
	Salary &	Bonus	monetary	Superannuation	Options	Ordinary		Total Performance
	Fees		Benefits			Shares	Total	Related
	$	$	$	$	$		$	%
Directors
T.Barr	212,644	-	-	10,966	-	38,735	262,345	0%

N. MacLachlan	68,371	-	-	-	-	6,015	74,386	0%

K. Skipper	25,089	-	-	2,259	2,755	4,010	34,113	8.07%

V. Rudenno	27,348	-	-	-	2,755	4,010	34,113	8.07%

Executives
D. Rakich	84,541	-	-	6,837	-	10,025	101,403	0%

R. Lamont	134,728	-	6,307	10,419	-	17,351	168,805	0%

D. Ninke*	168,860	-	3,873	12,818	14,218	16,634	216,403	7.69%

Total	721,581	-	10,180	43,299	19,728	96,780	891,568

*These options were issued during the year ended 30 June 2008, however a portion vested during the current year, therefore the expense has been recognised in line with the vesting of these options.

Table 3 Compensation options: Granted and vested during the year (Consolidated) – in Australian Dollars

			Fair
			value
			per
			option	Exercise
			at grant	price per		First	Last
	Grant	Grant	date	option	Expiry	Exercise	exercise	Vested	Vested
Name	Number	Date	$	$	date	Date	date	No.*	%
Directors
T. Barr	10,000,000	18 Nov 2010	0.036	0.08	31 Oct 2014	19 Nov 2010	31 Oct 2014	10,000,000	100
N. MacLachlan	7,000,000	18 Nov 2010	0.036	0.08	31 Oct 2014	19 Nov 2010	31 Oct 2014	7,000,000	100
V. Rudenno	6,000,000	18 Nov 2010	0.036	0.08	31 Oct 2014	19 Nov 2010	31 Oct 2014	6,000,000	100
K. Skipper	6,000,000	18 Nov 2010	0.036	0.08	31 Oct 2014	19 Nov 2010	31 Oct 2014	6,000,000	100

Executives
D. Rakich*	5,000,000	17 Dec 2010	0.031	0.08	31 Dec 2014	31 Jan 2011	31 Dec 2014	1,666,666	33
R. Lamont*	7,000,000	17 Dec 2010	0.031	0.08	31 Dec 2014	31 Jan 2011	31 Dec 2014	2,333,333	33
D. Ninke*	7,000,000	17 Dec 2010	0.031	0.08	31 Dec 2014	31 Jan 2011	31 Dec 2014	2,333,333	33
D. Gralla*	7,000,000	17 Dec 2010	0.031	0.08	31 Dec 2014	31 Jan 2011	31 Dec 2014	2,333,333	33
Total	55,000,000	-	-	-			-	37,666,665	-
* These options have the following vesting schedule, assuming the employee is still employed by the Company – one third vested on 31 January 2011, one third will vest on 31 January 2012 with the remaining third vesting on 31 January 2013.

Table 4 Compensation options: Granted and vested during the prior year (Consolidated) – in Australian Dollars

			Fair
			value
			per
			option	Exercise
			at grant	price per		First	Last
	Grant	Grant	date	option	Expiry	Exercise	exercise	Vested	Vested
Name	Number	Date	(cents)	$	date	Date	date	No.*	%
Directors
T. Barr	-	-	-	-	-	-	-	-	-
N. MacLachlan	-	-	-	-	-	-	-	-	-
V. Rudenno	500,000	18 Nov 2009	0.006	0.20	30 Nov 2013	19 Nov 2009	30 Nov 2013	500,000	100
K. Skipper	500,000	18 Nov 2009	0.006	0.20	30 Nov 2013	19 Nov 2009	30 Nov 2013	500,000	100

Executives
D. Rakich	-	-	-	-	-	-	-	-	-
R. Lamont	-	-	-	-	-	-	-	-	-
D. Ninke*	-	-	-	0.25	-	-	-	800,000	40
Total	1,000,000	-	-	-			-	1,800,000	-
* 600,000 options vested at grant date, 600,000 options vested following the completion of twelve months employment by Mr Ninke on 1 April 2009.  The remaining 800,000 options vested following the completion of twenty four months employment by Mr Ninke on 1 April 2010.

500,000 remuneration options were exercised during the year.  The company received cash of A$40,000/US$42,216 in relation to this exercise.

C           Service Agreements
It is the Board’s policy that employment contracts are only entered into with the managing director and senior executives.   As such contracts have been entered into for Mr. Barr, Mr. Gralla, Mr. Ninke and Ms Lamont.  Details of these contracts are included below.

Mr. Barr – Chief Executive Officer
Effective 1 January 2011, Mr Barr has been retained by the Company to act as the Company’s President, Managing
Director and Chief Executive officer for a period of three years with an option to extend the contract for an additional three years.  The contract allows for total compensation of $440,000 (cash and non cash benefits) with a bonus payable of up to $440,000 for the calendar year 31 December 2011, based on the Company’s share price performance from December 2010 to December 2011.  The bonus structure for the remaining years of the contract has not yet been set but provision has been made in the contract for a bonus to be payable.

Mr. Ninke – Vice President Exploration
Effective 1 January 2011, Mr Ninke has been retained by the Company to act as Vice President - Exploration for a period of three years with an option to extend the contract for an additional three years.  The contract allows for total compensation of $302,000 (cash and non cash benefits) with a bonus payable of up to $241,600 for the calendar year 31 December 2011, based on the Company’s share price performance from December 2010 to December 2011.  The bonus structure for the remaining years of the contract has not yet been set but provision has been made in the contract for a bonus to be payable. Mr Ninke also retains the right to receive a 1% revenue royalty from production from prospects identified and recommended prior to 31 March 2011, being the Diamondback prospect.  This prospect has yet to be drilled.

Ms Lamont – Chief Financial Officer
Effective 1 January 2011, Ms Lamont has been retained by the Company to act as the Vice President – Finance and Chief Financial Officer for a period of three years with an option to extend the contract for an additional three years.  The contract allows for total compensation of $233,009 (cash and non cash benefits) with a bonus payable of up to $186,407 for the calendar year 31 December 2011, based on the Company’s share price performance from December 2010 to December 2011.  The bonus structure for the remaining years of the contract has not yet been set but provision has been made in the contract for a bonus to be payable.

Mr Gralla – Vice President Engineering
Effective 1 January 2011, Mr Gralla has been retained by the Company to act as the Vice President – Engineering for a period of three years with an option to extend the contract for an additional three years.  The contract allows for total compensation of $280,000 (cash and non cash benefits) with a bonus payable of up to $224,000 for the calendar year 31 December 2011, based on the Company’s share price performance from December 2010 to December 2011.  The bonus structure for the remaining years of the contract has not yet been set but provision has been made in the contract for a bonus to be payable.

D           Company Performance
The Company’s performance is reflected in the movement in the Company’s earnings/(loss) per share (EPS) over time.  The graph below shows Samson Oil & Gas Limited’s basic EPS history for the past five years, including the current period.

EPS for the years ended 30 June 2011, 2010, 2009, 2008 and 2007 has been measured based on the net loss as calculated by the application of Australian Accounting Standards.

PROXY FORM
The Secretary
Samson Oil & Gas Limited
Level 36, Exchange Plaza
2 The Esplanade
PERTH WA 6000

I/We …………………………………………………………………………Full Name – Block Letters)

of …………………………………………………………………………… being a member of Samson Oil &  Gas Limited hereby appoint  …………….…………………to exercise ………………% of my/our voting rights
(Name of 1st Proxy)

……………………………….……. to exercise …………………% of my/our voting rights
(2nd Proxy - Optional)

or in his/her absence, the Chairman of the meeting as my/our proxy/proxies to vote on my/our behalf at the General Meeting of the Company to be held at 10.00am on Tuesday, 29 November 2011 and at any adjournment thereof.

The Chairman of the meeting will act as your proxy if you do not appoint someone. It is the Chairman’s intention to exercise undirected proxies in favour of the resolutions 1, 2, and 4, advisory vote 5, and “Every year” for advisory vote 6.

In the case of resolution 3, if the Chairman is appointed as your proxy (either expressly or by default), then he will cast your votes favour of the resolution if you have not specifically directed him to vote against, or abstain from voting on, the resolution. If you wish appoint the Chairman as your proxy but do not wish your votes to be cast in favour of resolution 3, you must indicate your voting intention by marking either 'against' or 'abstain' against resolution 3 below.

If the Chairman is appointed as your proxy (either expressly or by default) and you do not wish to direct your proxy how to vote, please place a mark in the box opposite. ☐

By marking this box you acknowledge that if you have appointed the Chairman as your proxy, he may exercise the undirected proxy even if he has an interest in the outcome of the resolutions and votes cast by him other than a proxy holder will be disregarded because of that interest.

If you do not mark this box, and you have not directed your proxy how to vote, then in respect of resolution 3 the Chairman will not cast your votes on the resolution and your votes will not be counted in calculating the required majority if a poll is called on the resolution.

	RESOLUTIONS	FOR	AGAINST		ABSTAIN

1.	To re-elect V Rudenno as a director	☐	☐		☐

2.	To re-elect D Craig as a director	☐	☐		☐

3.	Adoption of remuneration report	☐	☐		☐

4.	Issue of Options to D Craig	☐	☐		☐

5.	Advisory vote to approve named executive officer compensation	☐	☐		☐

		EVERY	EVERY TWO	EVERY	ABSTAIN
		YEAR	YEARS	THREE
YEARS

6.	Advisory vote on frequency of future advisory votes on executive compensation	☐	☐	☐	☐

Dated this. …………………………………………………day of ………………………………………2011.

……………………………………… ……………………………………
Signature of Member Signature of Joint Member

Or if a Company:
THE COMMON SEAL OF ……………………………………. )
was affixed in the presence of, ) And the sealing is attested by: )

……………………………………… ………………………………
Secretary Director

INSTRUCTIONS FOR APPOINTMENT OF PROXY

(1)	A member entitled to attend and vote at the meeting is entitled to appoint not more than two proxies.

(2)
Where more than one proxy is appointed, each proxy must be appointed to represent a specified proportion of the member's voting rights. If that proportion is not specified, each proxy may exercise one-half of the member’s voting rights.

(3)	A proxy need not be a member of the Company.

Forms to appoint proxies and the Power of Attorney (if any) under which it is signed or an office copy or notarially certified copy thereof must be deposited with the Company at the registered office, Level 36, Exchange Plaza, 2 The Esplanade, Perth, or faxed to the Company (Fax No: (08) 9220 9820 and for overseas shareholders: (618) 9220 9820), not less than 48 hours before the time for holding the meeting. A proxy presented by a company should be under the Common Seal of that company.